                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                              NUEVO ENERGY COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

(NUEVO LOGO)

                                 April 24, 2003

                            NOTICE OF ANNUAL MEETING

Dear Fellow Stockholder,

       You are cordially invited to attend the Annual Meeting of Stockholders of Nuevo Energy Company which will be held at the Four Seasons Hotel, 1300 Lamar, Houston, Texas, on Wednesday, May 21, 2003 at 9:00 a.m. local time.

       At this annual meeting you will be asked to vote on the following matters:

       1. to elect our board of directors to serve until the annual meeting of stockholders in 2004;

       2.       to ratify the selection of our 2003 auditors;

       3.       to ratify certain stock incentive plans; and

       4. to conduct any other business which is properly raised at the meeting.

       The attached proxy statement provides information concerning the matters to be voted on at this meeting. We wish to point out our recently revised audit committee charter and corporate governance principles as well as the new charter that has been adopted for our governance committee. I encourage you to read them carefully. I believe these principles fully align management's efforts with the interests of our stockholders. Our proxy materials are being sent to stockholders on or about April 24, 2003.

       It is important that your shares be represented at the annual meeting, regardless of the size of your holdings. We urge you to return the signed proxy in the enclosed envelope as soon as possible. If you do attend the annual meeting in person, you may withdraw your proxy and vote your stock at the meeting. We value your opinions and encourage you to participate in the annual meeting by voting your proxy.

       Thank you for your continued support and interest in Nuevo Energy.

                                          Very truly yours,

                                          /s/ JAMES L. PAYNE
                                          James L. Payne
                                          Chairman, President and
                                          Chief Executive Officer

--------------------------------------------------------------------------------

TABLE OF CONTENTS                                                                  PAGE
Questions and Answers............................................................    3
Beneficial Ownership of Our Common Stock.........................................    5
Our Corporate Governance Principals..............................................    8
Proposal I.          Election of Directors.......................................   13
Executive Compensation...........................................................   19
Proposal II.         Ratification of Selection of Our 2003 Auditors..............   28
Proposal III.        Ratification of Stock Incentive Plans.......................   29

--------------------------------------------------------------------------------
QUESTIONS AND ANSWERS:

WHO IS ASKING FOR MY PROXY?  ---------------------------------------------------
Your proxy is being solicited by our board of directors for use at our 2003 annual meeting of stockholders. Our directors and officers may also solicit proxies on behalf of our board of directors, in person, or by telephone, telefax or mail. If our directors, officers or employees solicit proxies they will not be specially compensated. Nuevo will pay all costs and expenses of this proxy solicitation.

WHAT ARE STOCKHOLDERS BEING
     ASKED TO VOTE ON?       ---------------------------------------------------
At our 2003 annual meeting, stockholders will be asked to vote:

        -- to elect our board of directors to serve until the annual meeting of stockholders in 2004;
        -- to ratify the selection of KPMG LLP as our independent auditors for 2003; and
        -- to ratify certain stock incentive plans approved by the board of directors.

HOW DO I VOTE MY SHARES?     ---------------------------------------------------
A proxy card is included with the materials being sent to stockholders with these proxy materials. If the proxy card is properly signed and returned to us, shares covered by the proxy card will be voted in accordance with the directions you specify on the card. Shares covered by a properly signed proxy card which does not specify how to vote the shares will be voted for the election of the director nominees named in this proxy statement, in favor of the ratification of the selection of KPMG LLP as our independent auditors and in favor of the ratification of certain stock incentive plans.

If any matters other than those described above are raised at the annual meeting, the proxy card gives the proxy holders the right to vote for or against such matter at their discretion. At the date of this proxy statement, we do not know of any matters to be presented at the annual meeting other than that described herein.

WHAT VOTE IS REQUIRED?       ---------------------------------------------------
Under Delaware law, we cannot conduct business at the annual meeting unless a quorum is present. A quorum will be present if a majority of our outstanding shares of stock on the record date are present at the meeting in person or by proxy. If a quorum is present, directors are elected by a plurality vote, which means that the eight director nominees receiving the most votes will be elected.

With respect to the election of directors, you may (i) vote for the election of all eight director nominees, (ii) withhold authority to vote for all director nominees, or (iii) withhold authority to vote for any director nominee by so indicating in the appropriate space on the proxy card. Our stockholders do not have the right to cumulate votes in the election of directors.

WHAT IS THE EFFECT OF AN
     ABSTENTION OR A BROKER
     NON-VOTE?               ---------------------------------------------------
You may mark "abstain" on your proxy card for any of the matters submitted to a vote. With respect to the election of directors, abstentions have no effect in determining if a plurality exists, but it does affect the total votes received by a particular nominee.

Many of our shares are held in "street name" which means that a depository, broker-dealer or other institution holds shares in its name which are beneficially owned by another person. The rules of the New York Stock Exchange provide that a street name holder must receive the direction from the beneficial owner of the shares to vote on issues other than routine stockholder matters such as the election of directors and ratification of auditors. A "broker non-vote" refers to a proxy which votes on one matter, but indicates that the holder does not have the authority to vote on other matters. Broker non-votes will have the following effects at our annual meeting:

        -- For purposes of determining whether a quorum is present under Delaware law, a broker non-vote is deemed to be present at the meeting.
        -- For purposes of the election of directors and other matters to be voted on at the meeting, a broker non-vote will not be counted.

HOW DOES THE BOARD OF
     DIRECTORS RECOMMEND I
     VOTE?                   ---------------------------------------------------
The board of directors unanimously recommends that you vote "For" each of the matters to be voted on at the annual meeting.

HOW MANY SHARES MAY VOTE AT
     THE ANNUAL MEETING?     ---------------------------------------------------
The only stock with the right to vote at the meeting is our common stock, and only shares owned on the record date may by voted at the meeting. Each share of common stock is entitled to one vote on each matter voted on at the annual meeting. On the record date, there were 19,144,781 shares of common stock outstanding.

WHAT IS THE RECORD DATE?     ---------------------------------------------------
April 4, 2003.

WHY HAVE YOU AMENDED THE
     CORPORATE GOVERNANCE
     PRINCIPLES?             ---------------------------------------------------
In 1997, Nuevo committed to the investment community that it would become a leader in corporate governance. As a result, several important initiatives were undertaken, including an exhaustive review of our governance principles. The board felt it important for our stockholders and other interested parties to know exactly where we stand on the important issues surrounding the proper governance of a public company. In response to recent legislative and regulatory developments, we have revised our governance principles to assure consistency with all governmental requirements. We believe that the current principles adopted unanimously by the board and published in this proxy continue to make us a leader in corporate governance and that adhering to these principles will help us provide superior returns to our stockholders.

CAN I REVOKE MY PROXY?       ---------------------------------------------------
Yes. You may revoke your proxy at any time before a vote is taken in any of the following ways:

        --    attend the annual meeting and vote in person;
        --    submit a proxy with a later date; or
        --    notify our corporate secretary in writing that you wish to revoke your proxy.

Our corporate secretary's name and address is Bruce K. Murchison, 1021 Main, Suite 2100, Houston, Texas 77002, and his phone number is (713) 652-0706.

HOW DO I NOMINATE A PERSON
     FOR A POSITION ON THE
     BOARD OF DIRECTORS?     ---------------------------------------------------
Our certificate of incorporation and bylaws require that stockholders notify us of their intent to nominate directors for the annual meeting in 2004 prior to January 20, 2004. The nomination should be in writing and addressed to our board of directors c/o Nuevo Energy Company, 1021 Main, Suite 2100, Houston, Texas 77002 with copies to our president and corporate secretary. The nomination must contain the name and address of the nominee and describe his or her qualifications for being a director. All nominations will be forwarded to our nominating and governance committee, which will make a recommendation to the board of directors concerning nominations for director. The opportunity for stockholders to submit nominations for this year's annual meeting ended on January 22, 2003. No stockholder nominations were submitted.

WHEN ARE PROPOSALS BY
     SHAREHOLDERS DUE FOR
     THE 2004 MEETING?       ---------------------------------------------------
Proposals to be included in our proxy, other than nominations for director, must be received by us on or before December 15, 2003. Such proposals should be addressed to the attention of our corporate secretary at Nuevo Energy Company, 1021 Main, Suite 2100, Houston, Texas 77002. In order to avoid any controversy as to the date you deliver a proposal to us, you should consider using registered mail, return receipt requested. Under the SEC's rules, we are not obligated to include all proposals made by stockholders in our proxy statement.

--------------------------------------------------------------------------------
BENEFICIAL OWNERSHIP OF OUR COMMON STOCK:

       The following tables show the ownership of our common stock by (i) anyone who is known by us to beneficially own 5% or more of our outstanding common stock, (ii) each of our non-employee directors, (iii) our six most highly compensated executive officers, and (iv) all of our directors and executive officers taken together as a group. Unless otherwise indicated, each person named in the following table has the sole power to vote and dispose of the shares listed next to their name. Information in the tables has been obtained from filings made with the SEC or, in the case of our directors and executive officers, has been provided by such individuals. Unless otherwise indicated, the information provided below is based on information available to us as of the record date.

--------------------------------------------------------------------------------
OUR 5% STOCKHOLDERS:
--------------------------------------------------------------------------------

                                                              NUMBER OF SHARES   PERCENT
                                                              ----------------   -------
The TCW Group, Inc. ........................................     2,416,760        12.6(1)
(on behalf of the TCW
  Business Unit)
  865 South Figueroa Street
  Los Angeles, California 90017
Yorktown Partners LLC.......................................     1,781,270         9.3(2)
Yorktown Energy Partners III, L.P.
Yorktown Energy Partners IV, L.P.
  410 Park Avenue
  New York, New York 10022-4407
Franklin Resources, Inc. ...................................     1,701,044         8.9(3)
Franklin Advisers, Inc.
  Charles B. Johnson
  Rupert H. Johnson, Jr.
  One Franklin Parkway
  San Mateo, California 94403
Artisan Partners Limited Partnership........................     1,699,901         8.9(4)
Artisan Investment Corporation
  Andrew A. Ziegler
  Carlene M. Ziegler
  1000 North Water Street, #1770
  Milwaukee, Wisconsin 53202
Barclays Global Investors, NA...............................     1,129,029         5.9(5)
Barclays Global Fund Advisors
  45 Fremont Street
  San Francisco, California 94105
Dimensional Fund Advisors, Inc. ............................     1,077,925         5.6(6)
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Wellington Management Company, LLP..........................     1,032,894         5.4(7)
  75 State Street
  Boston, Massachusetts 02109
Heartland Advisors, Inc. ...................................     1,027,500         5.4(8)
  William J. Nasgovitz
  789 North Water Street
  Milwaukee, Wisconsin 53202

--------------------------------------------------------------------------------
MEMBERS OF OUR BOARD OF DIRECTORS WHO ARE NOT EMPLOYEES:
--------------------------------------------------------------------------------

                                        SHARES BENEFICIALLY OWNED
                                        -------------------------
                                                      UNDER STOCK   RESTRICTED
                                        OUTSTANDING    OPTIONS**      STOCK       TOTAL    PERCENT
                                        -----------   -----------   ----------   -------   -------
Isaac Arnold, Jr. ....................    42,250         67,250       26,295     135,795       *
Charles M. Elson......................     4,028         25,250       15,665      44,943       *
Robert L. Gerry III...................     6,350        210,250        7,500     224,100     1.2
J. Frank Haasbeek.....................        --             --           --          --      --
James T. Jongebloed...................        --          3,500        3,060       6,560       *
Gary R. Petersen......................     3,416         32,750       12,780      48,946       *
Sheryl K. Pressler....................        --          3,500        5,385       8,885       *

--------------------------------------------------------------------------------
OUR EXECUTIVE OFFICERS:
--------------------------------------------------------------------------------

                                  SHARES BENEFICIALLY OWNED
                       -----------------------------------------------
                                     UNDER      UNDER        UNDER
                                     401(K)     STOCK       DEFERRED     RESTRICTED
                       OUTSTANDING    PLAN    OPTIONS**   COMPENSATION     STOCK       TOTAL    PERCENT
                       -----------   ------   ---------   ------------   ----------   -------   -------
James L. Payne.......    60,864      3,305      66,667          226           --      131,062      *
Phillip A. Gobe......        --      4,720     106,666       21,184           --      132,570      *
Janet F. Clark.......        --      2,481      83,334        6,639           --       92,454      *
Bruce K. Murchison...       300      2,703     102,376       24,888           --      130,267      *
George B. Nilsen.....        --      2,402      42,500        4,087           --       48,989      *
John P. McGinnis.....        --      2,428      81,445       18,100           --      101,973      *

--------------------------------------------------------------------------------
ALL DIRECTORS AND EXECUTIVE OFFICERS TOGETHER:
--------------------------------------------------------------------------------

                                                                TOTAL     PERCENT
                                                              ---------   -------
                                                              1,106,544..   5.8

Footnotes:

 *  Under 1%.

**  Stock options include only options which may be exercised within 60 days.

(1) The TCW Group, Inc. is a parent holding company of the TCW Business Unit. The TCW Business Unit is composed of Trust Company of the West, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, TCW Asset Management Company, and TCW Investment Management Company, investment advisers registered under Section 203 of the Investment Advisers Act of 1940. TCW Business Unit is primarily engaged in the provision of investment management services and reported that it possesses shared voting and dispositive power with respect to all 2,416,760 shares. Persons other than TCW Business Unit have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the reported shares.

(2) Yorktown Energy Partners III LP, Yorktown Energy Partners IV LP and Yorktown Partners LLC together beneficially own 1,781,270 shares. Yorktown Energy Partners III LP has sole voting and dispositive power of 1,245,149 shares which it owns. Yorktown Energy Partners IV LP has sole voting and dispositive power of 523,046 shares which it owns. Yorktown Partners LLC has sole voting and dispositive power of the 13,075 shares it owns.

(3) Of the shares reported for Franklin Resources, Inc., Franklin Advisers, Inc. is reported to have sole voting power over 1,341,044 shares and Franklin Advisory Services, LLC has sole voting power over 360,000 shares. In addition, Franklin Advisers, Inc. is reported to have sole dispositive power over 1,341,044 shares and Franklin Advisory Services, LLC is reported to have sole dispositive power over 360,000 shares. Franklin Advisers, Inc. and Franklin Advisory Services, LLC are both wholly owned investment advisory subsidiaries of Franklin Resources, Inc. Each of Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. own in excess of 10% of the outstanding common stock of Franklin Resources,

    Inc. As the principal shareholders of Franklin Resources, Inc., each of Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. may be deemed for certain purposes to be beneficial owners of the shares beneficially owned by Franklin Resources, Inc. Shares beneficially owned by Franklin Resources, Inc. include 1,341,044 shares which may be received upon conversion of our outstanding term convertible securities ("TECONS").

(4) Artisan Partners Limited Partnership ("Artisan Partners") is an investment adviser registered under section 203 of the Investment Advisers Act of 1940. Artisan Investment Corporation ("Artisan Corp.") is the General Partner of Artisan Partners and Mr. Ziegler and Ms. Ziegler are the principal stockholders of Artisan Corp. Artisan Corp. reported shared dispositive and shared voting power with respect to all 1,699,901 shares. The shares reported herein have been acquired on behalf of discretionary clients of Artisan Partners. Persons other than Artisan Partners are entitled to receive all dividends from, and proceeds from the sale of, those shares. To the knowledge of Artisan Partners, Artisan Corp., Mr. Ziegler or Ms. Ziegler, none of such persons has an economic interest in more than five percent of the class of stock.

(5) Barclays Global Investors, NA. and Barclays Global Fund Advisors are banks as defined in section 3(a)(6) of the Securities Exchange Act of 1934 and reported a combined total of 1,129,029 shares. Barclays Global Investors, NA has sole voting and dispositive power of 841,172 shares and Barclays Global Fund Advisors has sole voting and dispositive power of 287,857 shares. The shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(6) Dimensional Fund Advisors Inc. ("Dimensional"), an investment adviser registered under section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." All securities reported in the Schedule 13G are owned by the Funds. In its role as investment advisor or manager, Dimensional possesses sole voting and sole dispositive power with respect to all 1,077,925 shares. Dimensional disclaims beneficial ownership of such securities.

(7) Wellington Management Company, LLP ("WMC") reported shared voting power with respect to 573,900 shares and shared dispositive power with respect to 1,032,894 shares. These securities are beneficially owned by WMC in its capacity as investment adviser and are owned of record by the clients of WMC. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities.

(8) Heartland Advisors, Inc. is an investment adviser registered with the SEC and William J. Nasgovitz is president and principal shareholder of Heartland Advisors, Inc. Heartland Advisors, Inc. reported sole voting power of 274,600 shares and sole dispositive power of 1,027,500 shares. William J. Nasgovitz reported sole voting power with respect to 665,200 shares. 1,027,500 shares may be deemed beneficially owned by Heartland Advisors, Inc. by virtue of its investment discretion and William J. Nasgovitz, as a result of his position with and stock ownership of Heartland. These securities are held in investment advisory accounts of Heartland Advisors, Inc. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. No such account is known to have such an interest resulting to more than five percent of the class.

--------------------------------------------------------------------------------
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

       Section 16(a) of the Exchange Act requires certain of our executive officers and all directors and more than ten percent stockholders of our equity securities (collectively, "Reporting Persons") to file an initial report of ownership (Form 3) and reports of changes of ownership (Forms 4 and 5) with the SEC. These reporting persons are required to furnish us with copies of all
Section 16(a) reports that they file.

       To our knowledge, based solely upon a review of Section 16(a) reports furnished to us for the fiscal year ended December 31, 2002 and written representations from Reporting Persons that no other reports were required, we believe that all Reporting Persons complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2002, except that a Form 3 was filed late for James T. Jongebloed and Form 4s were filed late for Isaac Arnold, Jr., James T. Jongebloed, Charles M. Elson, Robert L. Gerry III, Gary R. Petersen and Sheryl K. Pressler.

--------------------------------------------------------------------------------
OUR CORPORATE GOVERNANCE PRINCIPLES:

       Our management and board of directors remain committed to conducting business consistent with good corporate governance practices. In 1998, our board of directors established a nominating and governance committee whose members currently are Isaac Arnold, Jr. who acts as Chairperson, Robert L. Gerry III, James T. Jongebloed and Sheryl K. Pressler.

       In 1998 the nominating and governance committee recommended, and the full board of directors adopted, the "Nuevo Energy Company Corporate Governance Guidelines." In 2003, the committee recommended and the board of directors approved changes to the guidelines to be consistent with recently enacted legislative and regulatory requirements. The guidelines are posted on our website and published in our proxy in order to inform stockholders of the board's current thinking with respect to selected corporate governance issues. The board will continue to assess the effectiveness of the guidelines, and it is likely that changes to the guidelines will be considered from time to time. Compliance with the Corporate Governance Guidelines is reviewed annually in connection with the preparation of our proxy and each director has confirmed his or her compliance with the guidelines.

BOARD MISSION & OBJECTIVES

        Mission Statement

       The company's primary objective is to maximize stockholder value while adhering to the laws of the jurisdictions wherein it operates and at all times observing the highest ethical standards. The company will pursue this objective primarily through participation in the energy industry.

        Corporate Authority & Responsibility

       All corporate authority resides in the board of directors as the representative of the stockholders. Authority is delegated to management by the board in order to implement the company's mission. Such delegated authority includes the authorization of spending limits and the authority to hire employees and terminate their services. The board retains responsibility to recommend candidates to the stockholders for election to the board of directors. The board retains responsibility for selection and evaluation of the CEO, oversight of the succession plan, determination of senior management compensation, approval of the annual budget, assurance of adequate systems, procedures and controls, as well as assisting in the preparation and approval of the strategic plan. Additionally, the board provides advice and counsel to senior management.

DIRECTORS

        Personal Characteristics & Core Competencies of Directors

       Individual directors should possess all of the following personal characteristics:

       INTEGRITY AND ACCOUNTABILITY - Character is the primary consideration in evaluating any board member. Directors should demonstrate high ethical standards and integrity in their personal and professional dealings and be willing to act on and remain accountable for their boardroom decisions.

       INFORMED JUDGMENT - Board members should have the ability to provide wise, thoughtful counsel on a broad range of issues. Directors should possess high intelligence and wisdom and apply it in decision making.

       FINANCIAL LITERACY - One of the important roles of the board is to monitor the company's financial performance. Board members should be financially literate. Directors should know how to read a balance sheet, income statement and cash flow statement, and understand the use of financial ratios and other indices for evaluating company performance.

       MATURE CONFIDENCE -- The board functions best when directors value board and team performance over individual performance. Openness to other opinions and the willingness to listen should rank as highly as the ability to communicate persuasively. Board members should approach others assertively, responsibly and supportively and raise tough questions in a manner that encourages open discussion.

       HIGH PERFORMANCE STANDARDS - In today's highly competitive world, only companies capable of performing at the highest levels are likely to prosper. Board members should have a history of achievements that reflect high standards for themselves and others.

       PASSION - Directors should be passionate about the performance of the company, both in absolute terms and relative to its peers. That passion should manifest itself in engaged debate about the future of the company and an esprit de corps among the board that both challenges and inspires the company's employees.

       CREATIVITY - Success in the energy business will ultimately go to the participants who adapt quickly to changing environments and implement creative solutions to the significant challenges faced by industry participants. Board members should possess the creative talents needed to augment those of management.

        Core Competencies of the Board as a Whole

       To adequately fulfill the board's complex roles, from overseeing the audit and monitoring managerial performance to responding to crises and approving the company's strategic plan, a host of core competencies need to be represented on the board. The board as a whole should possess the following core competencies, with each member contributing knowledge, experience and skills in one or more domains.

       ACCOUNTING AND FINANCE - Among the most important missions of the board is ensuring that stockholder value is both enhanced through corporate performance and protected through adequate internal financial controls. The board should have one or more directors with specific expertise in financial accounting.

       BUSINESS JUDGMENT - Stockholders rely on directors to make sensible choices on their behalf. The majority of directors should have a record of making good business decisions in the corporate sector.

       MANAGEMENT - To monitor corporate management, the board needs to understand management trends in general and industry trends in particular. The board should have one or more directors who understand and stay current on general management "best practices" and their application in complex, rapidly evolving business environments.

       CRISIS RESPONSE - Organizations inevitably experience both short and long-term crises. The ability to deal with crises can minimize ramifications and limit negative impact on firm performance. Boards should have one or more directors who have the ability and time to perform during periods of both short-term and prolonged crises.

       INDUSTRY KNOWLEDGE - Companies continually face new opportunities and threats that are unique to their industries. The board should have one or more members with appropriate and relevant industry-specific knowledge.

       INTERNATIONAL MARKETS - To succeed in an increasingly global economy, the board should have one or more directors who appreciate the importance of global business trends and who have first-hand knowledge of international business experience in those markets.

       LEADERSHIP - Ultimately, a company's performance will be determined by the directors' and CEO's ability to attract, motivate, and energize a high-performance leadership team. The board should have one or more directors who understand and possess empowerment skills and have a history of motivating high-performing talent.

       STRATEGY & VISION - A key board role is to approve and monitor company strategy to ensure the company's continued high performance. The board should have one or more directors with the skills and capacity to provide strategic insight and direction by encouraging innovation, conceptualizing key trends, evaluating strategic decisions, and continuously challenging the organization to sharpen its vision.

        Changes in Professional Responsibility

       The board should consider whether a change in an individual's professional responsibilities directly or indirectly impacts that person's ability to fulfill directorship obligations. To facilitate the board's consideration, the board requires that the CEO and other inside directors submit a resignation as a matter of course upon retirement, resignation, or other significant change in professional roles and responsibilities. All directors should submit a resignation as a matter of course upon retirement, a change in employer, or other significant change in their professional roles and responsibilities. If the board believes that a director will continue to make a contribution to the organization, the continued membership of that director may be supported.

        Identification and Recruitment of Board Members

       One of the tasks of the nominating and governance committee is to identify and recruit candidates to serve on the board of directors. A list of candidates shall be presented to the board for nomination and to the stockholders for consideration. The committee may at its discretion seek third-party resources to assist in the process. The CEO will be included in the process on a non-voting basis. The nominating and governance committee will make the final recommendation to the board.

        Independent Directors

       A substantial majority of the board of directors shall be independent. An independent director must meet the independence requirements of the NYSE and SEC which generally requires the following:

       (1) No director qualifies as "independent" unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), other than such director's capacity as a member of the Board, the Committee or any other Board committee.

       (2) No director who is a former employee of the Company or any affiliate of the Company shall be considered "independent" until five years after such employment has ended. A director that was employed by a former parent or predecessor of the Company shall not be considered "independent" until five years after the relationship between the Company and the former parent or predecessor has ended.

       (3) No director who is, or in the past five years has been, affiliated with or employed by a present or former External Auditor of the Company (or present or former external auditor of any of the Company's affiliates) shall be considered "independent" until five years after the end of either the affiliation or the auditing relationship.

       (4) No director shall be considered "independent" if such director is, or in the past five years has been, employed by any company for which any officer of the Company serves or served as a member of its compensation committee (or, in the absence of a compensation committee, the board committee performing equivalent functions, or, in the absence of such committee, the board of directors) during the time that such director is or was so employed.

       (5) Directors with immediate family members in the categories described in Section 2, 3 and 4 are likewise subject to the applicable five-year "cooling off" provisions of those Sections for purposes of determining "independence." However, employment of an immediate family member of a director in a non-officer position (as defined with reference to Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, or any successor rule) does not preclude the Board from determining that such director is "independent." The term "immediate family member" includes a person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than such person's employees) who shares such person's home.

       The committee shall annually review and make a presentation to the board for its determination of the independence of each director.

        Outside Directorships

       The CEO and senior management of Nuevo should limit outside directorships to no more than three; non-employee directors who are employed on a full-time basis should limit other directorships to three or four; and retired executives should limit other directorships to five or six.

       Directors are expected to attend all board and committee meetings in person or by phone. Directors shall be prepared by reviewing in advance all materials and be present at the meeting in person or by phone until its adjournment.

        Compensation of Directors

       In order to align the interests of directors and stockholders, directors will be compensated in the form of cash and company equity only, with equity constituting a substantial portion of the total up to 100%.

        Direct Investment in the Company Stock by Directors

       Since a significant ownership stake leads to a stronger alignment of interests between directors and stockholders, each director is required to personally invest at least $100,000 in company stock within 3 years of joining the board. Exceptions to this requirement may only be made by the board under compelling mitigating circumstances.

        Service Limitations of Directors

       In order to replenish the board with fresh approaches to managing the company, the maximum board tenure shall be 15 years.

       A board member may not stand for reelection after age 70, but need not resign until the end of his or her term.

       In order to retain freshness in the process and to give new management the unfettered ability to provide new leadership, a retiring CEO shall not continue to serve on the board.

BOARD ORGANIZATION

        Board Size

       In general, smaller boards are more cohesive, work better together and tend to be more effective monitors than larger boards. Therefore, the board shall be composed of six to twelve members. However, in order to accommodate the availability of an outstanding candidate the number of positions on the board may be expanded.

        Committee Structure

       It is the general policy of the company that all major decisions will be considered by the board as a whole. As a consequence, the committee structure of the board is limited to those committees considered to be basic to or required for the operation of the company as a publicly owned entity. Standing committees shall include audit, compensation, and nominating and governance. All of the committees shall be composed solely of independent directors. The board may form other committees as it determines appropriate.

        Independent Chair

       The board believes that the company is best served by unifying the positions of Chairman and CEO. This structure provides a single leader with a single vision for the company and results in a more effective organization.

BOARD OPERATIONS

        Board Access to Senior Management

       Board members have full access to senior management and to information about the company's operations. Except in unusual circumstances, the CEO should be advised of significant contacts with senior management.

        Board Ability to Retain Advisors

       The board shall retain advisors as it believes to be appropriate. If management is retaining advisors to assist the board, such decision must be ratified by the board. Individual directors should not retain their own advisors except in exceptional circumstances.

        Material in Advance of Meetings

       The board must be given sufficient information to fully exercise its governance functions. This information comes from a variety of sources, including management reports, a comparison of performance to plans, security analysts' reports, articles in various business publications, etc. Generally, board members will receive information prior to board meetings so they will have an opportunity to reflect properly on the items to be considered at the meeting.

       The board will ensure that adequate time is provided for full discussion of important items and that management presentations are scheduled in a manner that permits a substantial proportion of board meeting time to be available for open discussion.

        Executive Session

       Time will be allotted at the end of each regularly scheduled board meeting for an executive session involving only the independent directors. The Chair of the nominating and governance committee or other independent director designated annually by the majority of independent directors shall preside at the executive session.

        Selection and Evaluation of CEO

       The selection and evaluation of the chief executive officer and concurrence with the CEO's selection and evaluation of the company's top management team are the most important functions of the board. In its broader sense, "selection and evaluation" includes considering compensation, planning for succession and, when appropriate, replacing the CEO or other members of the top management team. The performance of the CEO will be reviewed at least annually without the presence of the CEO or other inside directors. The board should have an understanding with the CEO with respect to criteria on which he or she will be evaluated, and the results of the evaluation will be communicated to the CEO.

        Management Development

       The CEO will report annually to the board on the company's program for management development.

        Succession Plan

       CEO succession is a board-driven, collaborative process. Although the current CEO has an important role to play, the board shall develop its own plan for succession while collaborating with the CEO in deciding the timing and the necessary qualifications for making a final decision.

        Performance Evaluation

       The nominating and governance committee shall perform an annual evaluation of the committee's performance and shall oversee the evaluation of the board and executive management.

        Outside Contacts

       The board believes that the management speaks for the company. Individual board members may, from time to time at the request of management, meet or otherwise communicate with various constituencies that are involved with the company. If comments from the board are appropriate, they should, in most circumstances, come from the chairman; however, this does not preclude directors, in the exercise of their fiduciary duties and subject to confidentiality constraints, from communicating with stockholders or others.

STOCKHOLDER RIGHTS

        Annual Election of Directors

       In order to create greater alignment between the board's and our stockholder's interests and to promote greater accountability to the stockholders, directors shall be elected annually.

        Stockholder Rights Plan

       The company believes that in the hands of a properly aligned and properly governed board, a Terminable Stockholder Rights Plan is in the best interests of all stockholders. Because the board acknowledges that conditions change, the nominating and governance committee of the board will undertake a complete review of the efficacy of the company's stockholder rights plan every three years.

--------------------------------------------------------------------------------
 PROPOSAL I. ELECTION OF DIRECTORS:

       All of our current directors are standing for re-election at the 2003 annual meeting. The nominating and governance committee has nominated Isaac Arnold, Jr., Charles M. Elson, Robert L. Gerry III, J. Frank Haasbeek, James T. Jongebloed, James L. Payne, Gary R. Petersen, and Sheryl K. Pressler.

--------------------------------------------------------------------------------
INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

       The following is information about our directors and executive officers.
J. Frank Haasbeek, our nominee standing for election for the first time, has provided a statement regarding why he wishes to join the Nuevo board. In the following materials "options owned" includes all options owned by the director, even those which have not vested.

DIRECTORS

  (PHOTO OF MR. ARNOLD)         ISAAC ARNOLD, JR.
                                67 years old
                                Director since 1990
                                Lead Director: Appointed 2003
                                Shares owned directly and indirectly: 42,250
                                Options owned: 67,250
                                Restricted shares: 26,295
                                Board committees: Nominating and Governance
                                (Chairperson)
                                Relationship to Nuevo: None, other than as a director

BIOGRAPHICAL INFORMATION

       Mr. Arnold has been a director of Legacy Holding Company since 1989 and Legacy Trust Company since 1997. He has been a director of Cullen Center Bank & Trust since its inception in 1969 and is a director of Cullen/Frost Bankers, Inc. Mr. Arnold is a trustee of the Museum of Fine Arts and The Texas Heart Institute. Mr. Arnold received his B.B.A. from the University of Houston in 1959.

  (PHOTO OF MR. ELSON)          CHARLES M. ELSON
                                43 years old
                                Director since 1998
                                Shares owned: 4,028
                                Options owned: 25,250
                                Restricted shares: 15,665
                                Board committees: Compensation (Chairperson)
                                Relationship to Nuevo: None, other than as a director

BIOGRAPHICAL INFORMATION

       Mr. Elson has been the Edgar S. Woolard Jr. Professor of Corporate Governance and the Director of the Center for Corporate Governance at the University of Delaware since 2000. He was a professor of law at Stetson University College of Law from 1990 until 2001 and serves of counsel to the national law firm of Holland & Knight LLP (since 1995). A member of that firm other than Mr. Elson provided representation to the company on a discrete matter for which the firm was paid $19,700. He is a member of the American Law Institute and the Advisory Council and Commissions on Director Compensation, Audit Committees, and Director Professionalism of the National Association of Corporate Directors. Mr. Elson is widely regarded as an expert on corporate governance and has served on panels and blue ribbon commissions on such issues as executive compensation, director compensation, director professionalism, chief executive officer succession and others. He was a trustee of Talledega College and is a Salvatori Fellow of the Heritage Foundation. Mr. Elson currently serves as a director of Auto Zone, Inc., an automobile parts retailer, a position he has held since

2000 and Alderwoods Group, a health care services provider, a position he has held since 2002. He also served as a director of Circon Corporation, a medical products manufacturer, from 1997 until its sale in 1999. Mr. Elson received his B.A. from Harvard College in 1981 and his J.D. from the University of Virginia in 1985.

  (PHOTO OF MR. GERRY)          ROBERT L. GERRY III
                                65 years old
                                Director since 1990
                                Shares owned: 6,350
                                Options owned: 210,250
                                Restricted shares: 7,500
                                Board committees: Audit, Nominating and Governance
                                Relationship to Nuevo: Served as Nuevo's vice chairman from
                                1994 to 1997 and president and chief operating officer from
                                1990 to 1994

BIOGRAPHICAL INFORMATION

       Since 1997, Mr. Gerry has been chairman and chief executive officer of Vaalco Energy, Inc., a publicly traded independent oil and gas company which does not compete with Nuevo. From 1994 to 1997, Mr. Gerry was vice chairman of Nuevo. Prior to that, he was president and chief operating officer of Nuevo since its formation in 1990. Mr. Gerry currently serves as a trustee of Texas Children's Hospital.

  (PHOTO OF MR. HAASBEEK)       J. FRANK HAASBEEK
                                68 years old
                                Director since late 2002
                                Shares owned: none
                                Options owned: none
                                Restricted shares: none
                                Board committees: Audit (Chairperson)
                                Relationship to Nuevo: None, other than as a director

WHY DID YOU JOIN NUEVO'S BOARD?

       In the current business climate with emphasis on corporate governance and fuller disclosure to shareholders, I believe that with my professional qualifications and career history, I can make an appreciable contribution to Nuevo Energy. I have always enjoyed new challenges.

BIOGRAPHICAL INFORMATION

       Mr. Haasbeek served as president and chief executive officer of International Transquip Industries, Inc. from 1991 through 2002. He has held various executive positions including president and chief executive officer of Hurricane Industries, vice president, administration and finance with Reading and Bates Construction Company and chief financial officer and director of Cope Allman International Ltd. Mr. Haasbeek began his career as an auditor at Deloitte, Haskins and Sells in Canada and France and is a graduate of the University of Manitoba, in Winnipeg, Canada with accreditation as a chartered accountant.

  (PHOTO OF MR. JONGEBLOED)     JAMES T. JONGEBLOED
                                61 years old
                                Director since 2002
                                Shares owned: None
                                Options owned: 3,500
                                Restricted shares: 3,060
                                Board committees: Audit, Compensation, Nominating and
                                Governance
                                Relationship to Nuevo: None, other than as a director

BIOGRAPHICAL INFORMATION

       Mr. Jongebloed served as chairman, president and chief executive officer of Pool Energy Services Company, an oilfield services company, from 1994 through 1999. Mr. Jongebloed resigned his position after Pool Energy merged with Nabors Industries, Inc. in November 1999. From 1989 to 1994, he served as Pool Energy's president and chief executive officer and as president of international operations from 1981 to 1989. From 1978 to 1981, Mr. Jongebloed served as executive vice president of western hemisphere operations for Pool Energy. Mr. Jongebloed served as vice president for western operations from 1976 to 1978 and from 1973 to 1976 as vice president and general counsel for Atwood Oceanics, Inc., an offshore drilling contractor. In the late sixties and early seventies, Mr. Jongebloed served as senior project engineer and as a process engineer for Fluor Corporation, an engineering and construction contractor. Mr. Jongebloed currently serves on the board of Studio of the Americas, Houston Athletic Foundation and is an advisory board member of Spindletop International. Mr. Jongebloed received his B.S. degree from the University of Houston in 1966 and his J.D. from South Texas College of Law in 1971. He also attended the Management Program at Rice University.

  (PHOTO OF MR. PAYNE)          JAMES L. PAYNE
                                66 years old
                                Director since 2001
                                Shares owned: 60,864
                                Options owned: 200,000
                                Restricted shares: 60,000
                                Board committees: None
                                Relationship to Nuevo: Chairman, president and chief executive officer of Nuevo

BIOGRAPHICAL INFORMATION

       James L. Payne joined Nuevo Energy Company as chairman, president and chief executive officer in October 2001. Prior to joining Nuevo, Mr. Payne was vice chairman of Devon Energy Corporation from September 2000 until his retirement in January 2001. Prior to the merger with Devon Energy in August 2000, he served as chairman and chief executive officer of Santa Fe Snyder Corporation. Prior to the May 1999 merger of Santa Fe Energy Resources and Snyder Oil Corporation, Mr. Payne served as chairman and chief executive officer of Santa Fe Energy Resources. In 1982 he joined Santa Fe Energy Corporation, a wholly owned subsidiary of Santa Fe Pacific Corporation, as senior vice president - exploration and land and was named president in 1986 and chairman and chief executive officer in 1990 when the company became publicly traded. Prior to Mr. Payne's career with Santa Fe, he spent twenty-three years with Chevron Oil in various domestic and international exploration and management positions.

       Mr. Payne graduated from the Colorado School of Mines in 1959 with a degree in geophysical engineering and he received the Cecil H. Green Award in Geophysics upon graduation. In 1974 he received an M.B.A. from Golden Gate University and in 1983 he completed the Stanford Executive Program. In 1993 he became a School of Mines Distinguished Achievement Medalist.

       Mr. Payne serves on the board of BJ Services Company, Global Industries, Ltd. and Nabors Industries, Inc. He also serves on the board of the Domestic Petroleum Council, the Independent Petroleum

Association of America (IPAA), the Palmer Drug Abuse Program and the Offshore Energy Center and serves as a member of the President's Council of the Colorado School of Mines. Mr. Payne is a member of the Society of Exploration Geophysicists and the American Association of Petroleum Geologists.

  (PHOTO OF MR. PETERSEN)       GARY R. PETERSEN
                                56 years old
                                Director since 1990
                                Shares owned: 3,416
                                Options owned: 32,750
                                Restricted shares: 12,780
                                Board committees: Compensation
                                Relationship to Nuevo: None, other than as a director

BIOGRAPHICAL INFORMATION

       Mr. Petersen is a co-founder and is a partner of EnCap Investments, Inc., a firm which provides capital in the form of both debt and equity to the energy industry. From 1984 to 1988, he served as senior vice president and manager of the corporate finance division of the energy banking group for RepublicBanc Houston. From 1979 to 1984, he was executive vice president and a director of Nicklos Oil and Gas Company. He also served as a group vice president in the petroleum and minerals division of RepublicBanc Dallas. He is a member of the board of Energy Capital Investment Company, a foreign investment company, Equus II Incorporated and Plains All American Pipeline L.P. Mr. Petersen received his B.B.A. from Texas Tech University in 1968 and his M.B.A. from Texas Tech University in 1970.

  (PHOTO OF MS. PRESSLER)       SHERYL K. PRESSLER
                                52 years old
                                Director since 2002
                                Shares owned: None
                                Options owned: 3,500
                                Restricted shares: 5,385
                                Board committees: Audit, Compensation, Nominating and
                                Governance
                                Relationship to Nuevo: None, other than as a director

BIOGRAPHICAL INFORMATION

       Ms. Pressler has been a self-employed investment and strategy consultant in Atlanta, Georgia since 2001. From 2000 to 2001, she was the chief executive officer for Lend Lease Real Estate Investments - United States, a subsidiary of Lend Lease Corporation, an Australian real estate services company. From 1994 to 2000, she was the chief investment officer for the California Public Employees' Retirement System (CalPERS), the nation's largest public pension fund. From 1981 to 1994, she was responsible for the management of the Retirement Funds for the McDonnell Douglas Corporation. Since 1999, Ms. Pressler has been a director of the California HealthCare Foundation. Ms. Pressler is currently a director of Stillwater Mining Company, a position she has held since 2002. Ms. Pressler received her B.A. in Philosophy from Webster University and her M.B.A. from Washington University.

EXECUTIVE OFFICERS

       Phillip A. Gobe, 50, joined us as chief operating officer in February 2001. He is responsible for managing our domestic and international exploitation and exploration operations. Prior to coming to us, Mr. Gobe had been the senior vice president for production for Vastar Resources, Inc. since 1997. From 1976 to 1997, Mr. Gobe worked for Atlantic Richfield Company and its subsidiaries in positions of increasing responsibility, primarily in the Gulf of Mexico and Alaska. Among his positions were vice president for human resources and public affairs for ARCO International Oil & Gas from 1995 to 1997, vice president for human resources for ARCO Alaska, Inc. from 1993 to 1995 and operations manager for ARCO Alaska in Prudhoe

Bay, Alaska from 1991 to 1993. Mr. Gobe is a graduate of the University of Texas at Austin and holds an M.B.A. from the University of Southwestern Louisiana.

       Janet F. Clark, 48, joined us as senior vice president and chief financial officer in December 2001. Prior to joining Nuevo, Ms. Clark served as executive vice president, corporate development and administration and senior vice president and chief financial officer for Santa Fe Snyder Corporation and its predecessor, Santa Fe Energy Resources, Inc. From 1982 to 1996 Ms. Clark held positions in the investment banking industry at First Boston Corporation, Southcoast Capital Corporation and Williams MacKay Jordan & Co., Inc. Ms. Clark serves on the board of Universal Compression, Inc. Ms. Clark is a graduate of The Wharton School of The University of Pennsylvania with an M.B.A. and Harvard University with an A.B. in economics.

       Bruce K. Murchison, 53, joined us as vice president and general counsel in June 1999. In December 2001, he became senior vice president. During 1998 and 1999, he had been a consultant to Plains Resources senior management on transactional matters. From 1994 to 1998, he served as president of Celeron Corporation, the energy subsidiary of the Goodyear Tire and Rubber Company and operator of the 1,200-mile All American Pipeline System. Prior to assuming duties as president of Celeron, Mr. Murchison was Celeron's general counsel for six years. From 1991 to 1994, in addition to his general counsel responsibilities at Celeron, he was chief operating officer of All American Pipeline Company. He joined Goodyear as an attorney in 1985 and from 1981 to 1985, Mr. Murchison practiced corporate law and litigation at Texaco Inc. Mr. Murchison received a B.A. from Lafayette College and holds a J.D. from St. John's School of Law.

       George B. Nilsen, 47, joined us as senior vice president of planning and asset management in December 2001. Prior to joining us, Mr. Nilsen was an independent consultant for small independent exploration and production companies. From 1987 to 2000, Mr. Nilsen held various domestic and international management positions in engineering and operations, most recently as division manager - gulf division and corporate manager - exploration and production for Santa Fe Snyder Corporation and its predecessor, Santa Fe Energy Resources, Inc. Mr. Nilsen began his career with Santa Fe in California and then transferred to Midland, Texas as engineering manager. Subsequently, he worked in Argentina and Ecuador in various management positions helping Santa Fe to establish its international program. Prior to joining Santa Fe, Mr. Nilsen worked for over ten years in Bakersfield, California for Petro-Lewis Corporation and Gulf Oil Company in various engineering and operations positions. Mr. Nilsen is a graduate of Bucknell University with a B.S. in chemical engineering.

       John P. McGinnis, 42, joined us as vice president - exploration in August 1999. Prior to joining us, Dr. McGinnis worked for Amerada Hess Corporation from 1995 to 1999, most recently as division explorationist, and for Tenneco Oil Company from 1984 to 1988 as an exploration geophysicist. In 1995 Dr. McGinnis received his Ph.D. in Marine Geology and Geophysics from Columbia University and holds a B.S. in geology and an M.S. in geophysics, both from Purdue University.

       All of our executive officers and directors are United States citizens.

--------------------------------------------------------------------------------
OPERATION OF OUR BOARD OF DIRECTORS
--------------------------------------------------------------------------------

       Our board of directors has regularly scheduled quarterly meetings, and has special meetings as necessary. Each non-officer director receives an annual retainer of $30,000 and he or she may elect to receive all or a portion of his retainer in shares of restricted stock for service on the board. Elections are made in 25% increments with a 33% increase in value for the amounts invested in restricted stock, so that a director electing to receive $7,500 of his cash retainer in restricted shares will be awarded restricted stock valued at $9,975. Upon the recommendation of our compensation committee, the board of directors eliminated, effective January 1, 2003, the semi-annual grant of 10-year options to purchase 1,750 shares of common stock, and increased the semi-annual grant of restricted stock from 1,750 to 2,125 shares. Restricted shares granted to directors are subject to a three-year restricted period and the director has the option to continue the restriction until retirement from the board. Each director is entitled to also receive $1,000 for each committee meeting attended while the committee chairperson receives $1,500. Payments for committee meetings are accumulated and paid semi-annually. Each director has the option to receive restricted shares in lieu of this cash payment for committee meetings at the same discount as provided for the annual retainer. During 2002, our board of directors held eight meetings and each director attended at least 75% of board and committee meetings.

       AUDIT COMMITTEE. The audit committee recommends the appointment of independent public accountants to conduct audits of our financial statements, reviews with the accountants the plan and results of the auditing engagement, approves other professional services provided by the accountants and evaluates the independence of the accountants. The audit committee also reviews the scope and results of the company's procedures for internal auditing and the adequacy of our system of internal accounting controls. In addition, the audit committee also reviews our corporate disclosure policies and procedures. Members are

Messrs. Haasbeek (chairperson), Gerry, Jongebloed and Ms. Pressler. The audit committee held five meetings in 2002. After our annual meeting, the audit committee members will be composed of the same directors.

       COMPENSATION COMMITTEE. The compensation committee approves the compensation of officers, administers the bonus plan for key employees, makes recommendations to the board regarding any present or future employee incentive stock option plans and, pursuant to our stock option plans, approves awards of stock options to those key employees who have been recommended by management. Members are Messrs. Elson (chairperson), Jongebloed, Petersen and Ms. Pressler. In 2002, the compensation committee met once as a committee and three times with the board of directors to make committee recommendations to the board. The committee also took action through two unanimous consents. After our annual meeting, the compensation committee members will be Messrs. Charles M. Elson (chairperson), J. Frank Haasbeek, Robert L. Gerry III, Gary R. Petersen and Ms. Sheryl K. Pressler.

       NOMINATING AND GOVERNANCE COMMITTEE. The duties of our nominating and governance committee include recommending the appropriate size of our board, establishing and reviewing the qualification, stock ownership and tenure of our directors. Our nominating and governance committee also periodically evaluates our board and management's communication with the board. The members of the nominating and governance committee are Messrs. Arnold (chairperson), Gerry, Jongebloed, and Ms. Pressler. The nominating and governance committee met one time in 2002. After our annual meeting, the nominating and governance committee members will be Messrs. Isaac Arnold, Jr, (chairperson), Charles M. Elson and Gary R. Petersen.

--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION:

       The following summary compensation table includes cash compensation for the past three years for our chief executive officer and our four other most highly compensated executive officers in 2002.

                              NUEVO ENERGY COMPANY
                           SUMMARY COMPENSATION TABLE

                                                                               RESTRICTED     LONG-TERM
                                                                                 STOCK       COMPENSATION    ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR    SALARY        BONUS(1)         AWARDS(2)       OPTIONS      COMPENSATION
---------------------------             ----   --------       --------        ------------   ------------   ------------
James L. Payne........................  2002   $ 26,061(3)    $     --           60,000        200,000          41,791(3)
  Chairman, President and Chief         2001         --             --               --             --           9,073(3)
  Executive Officer
Phillip A. Gobe.......................  2002    275,000        137,500           10,000         50,000              --
  Chief Operating Officer               2001    232,339(4)     116,404               --        170,000(5)           --
Bruce K. Murchison....................  2002    173,250         87,625           10,000         50,000              --
  Senior Vice President and             2001    173,250         43,312               --         30,001(10)          --
  General Counsel                       2000    165,000         82,500               --         35,125              --
Janet F. Clark........................  2002    195,000         97,500           15,000         25,000              --
  Senior Vice President and Chief       2001     13,375(6)       3,339               --        150,000(7)           --
  Financial Officer
George B. Nilsen......................  2002    175,000         87,500           15,000         15,000              --
  Senior Vice President of              2001     12,003(8)       2,996               --         75,000(9)           --
  Planning and Asset Management
Dennis A. Hammond.....................  2002     11,312             --               --             --        $462,000(11)
  Former Vice President --              2001    168,000         42,000               --         33,322(10)          --
  Engineering                           2000    168,000         84,000               --         17,125              --
Michael P. Darden.....................  2002     11,029             --               --             --        $354,000(11)
  Former Vice                           2001    173,250         43,312               --         33,033(10)          --
  President -- Business                 2000    165,000         82,500               --         35,125              --
  Development

---------------

 (1) Incentive bonuses for the calendar year 2002 were paid in February 2003.

 (2) Restricted stock awards were granted on January 22, 2003.

 (3) Mr. Payne was elected chairman, president and chief executive officer in October 2001. In 2002 Mr. Payne received his entire compensation in shares of our common stock except for $26,061 being the sum of an amount that permitted a valid tax-deferred contribution to the Company's 401(k) of $12,000 in 2002, $12,000 in 2003 and $2,061 of imputed income. In 2002 Mr.
     Payne earned 41,791 shares of stock based on a share equivalent of $400,000 annual salary and $200,000 bonus. He was awarded 20,403 shares during the first three quarters of 2002 and 6,017 and 15,371 on January 2 and February 20, 2003, respectively. In 2001, Mr. Payne earned 9,073 shares prorated on the time actually worked.

 (4) Mr. Gobe was hired by us in February 2001. Information regarding Mr. Gobe for 2001 is for the period during which he was employed by us.

 (5) Mr. Gobe was granted 150,000 options in February 2001 as part of his employment agreement.

 (6) Ms. Clark became an employee in December 2001. Information regarding Ms. Clark for 2001 is for the period during which she was employed by Nuevo.

 (7) Ms. Clark was granted 150,000 options in December 2001 as part of the compensation package offered to her to join Nuevo.

 (8) Mr. Nilsen was hired by Nuevo in December 2001. Information regarding Mr. Nilsen for 2001 is for the period during which he was employed by Nuevo.

 (9) Mr. Nilsen was granted 75,000 options in December 2001 as part of the compensation package offered to him to join Nuevo.

(10) In lieu of an incentive bonus based on EVA performance in 2000, the executive officers received a bonus equal to 50% of base salary and a stock option grant. Messrs. Hammond, Murchison and Darden were awarded stock options of 16,197, 12,876 and 15,908, respectively. The options were granted on March 28, 2001.

(11) Messrs. Hammond and Darden resigned from employment with us in January 2002 and pursuant to resignation agreements, Messrs. Hammond and Darden received $462,000 and $354,000, respectively.

       The following table sets forth certain information concerning grants of options to purchase our common stock made during 2002 to the executive officers named in the summary compensation table. The exercise price of options granted to our executive officers is the closing price of the common stock on the date of grant.

                            2002 STOCK OPTION GRANTS

                                                       % OF TOTAL
                                                        OPTIONS
                                           NUMBER OF    GRANTED     PER SHARE                GRANT DATE
                                            OPTIONS        TO       EXERCISE    EXPIRATION    PRESENT
NAME                                        GRANTED    EMPLOYEES      PRICE        DATE       VALUE(1)
----                                       ---------   ----------   ---------   ----------   ----------
James L. Payne...........................   200,000       43.0%      $15.38     06/03/2012   $1,884,000
Phillip A. Gobe..........................    50,000       10.8%       15.38     06/03/2012      471,000
Bruce K. Murchison.......................    50,000       10.8%       15.38     06/03/2012      471,000
Janet F. Clark...........................    25,000        5.4%       15.38     06/03/2012      235,000
George B. Nilsen.........................    15,000        3.2%       15.38     06/03/2012      141,000

---------------

(1) We calculated the grant date present value using the "Black Scholes" model, a widely accepted method of valuing options. This valuation model is hypothetical; the actual value, if any, depends on the excess of the market price of the shares over the exercise price on the date the option is exercised. If the market price does not increase above the exercise price, compensation to the grantee will be zero. The Black-Scholes option pricing model is a mathematical formula used for estimating option values that incorporates various assumptions. The "Grant Date Present Value" set out in the above table is based on the following assumptions: (a) a ten-year option term; (b) 44.5% expected future annual stock volatility for the options; (c) a risk-free rate of return of 4% for the options granted; and (d) no expected dividend yield. The above model does not include any reduction in value for non-transferability, forfeiture or vesting of options.

       The following table shows the number of options owned by our executives named in the Summary Compensation Table and key executives. Options in the column marked "unexercisable" are subject to vesting and will be forfeited if the named executive's employment with us is terminated for certain reasons.

                        NUMBER OF                                               VALUE OF UNEXERCISED
                         SHARES                   NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                        ACQUIRED                         OPTIONS                DECEMBER 31, 2002(1)
                           ON        VALUE     ---------------------------   ---------------------------
NAME                    EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    ---------   --------   -----------   -------------   -----------   -------------
James L. Payne........      --       $  --            --       200,000          $  --          $  --
Phillip A Gobe........      --          --        56,667       163,333             --             --
Bruce K. Murchison....      --          --        81,418        81,708             --             --
Janet F. Clark........      --          --        75,000       100,000             --             --
George B. Nilsen......      --          --        37,500        52,500             --             --
John P. McGinnis......      --          --        76,786        32,444             --             --
Dennis A. Hammond.....      --          --       117,802            --             --             --
Michael P. Darden.....      --          --       117,208            --             --             --

---------------

(1) Based on $11.10 per share which was the closing price per share of our common stock on the New York Stock Exchange Composite Tape on December 31, 2002.

       Pursuant to resignation agreements entered into with Messrs. Hammond and Darden, all unexercised options expired on January 21, 2003.

                      EQUITY COMPENSATION PLAN INFORMATION

       The following table sets forth information about the Common Stock that may be issued under all of the Company's existing equity compensation plans as of December 31, 2002:

                                                NUMBER OF
                                             SECURITIES TO BE       WEIGHTED
                                               ISSUED UPON      AVERAGE EXERCISE
                                               EXERCISE OF          PRICE OF             NUMBER OF
                                               OUTSTANDING         OUTSTANDING          SECURITIES
                                                 OPTIONS,           OPTIONS,             REMAINING
                                               WARRANTS AND       WARRANTS AND         AVAILABLE FOR
PLAN CATEGORY                                     RIGHTS             RIGHTS           FUTURE ISSUANCE
-------------                                ----------------   -----------------   -------------------
Equity compensation plans approved by
  security holders.........................     2,367,482            $17.56               108,721
Equity compensation plans not approved by
  security holders.........................       410,452            $13.10               257,472
                                                ---------            ------               -------
     Total.................................     2,777,934            $16.90               366,193
                                                =========            ======               =======

       Equity compensation plans approved by our shareholders include the 1990 Option Plan, the 1993 Stock Incentive Plan, and the 1999 Stock Incentive Plan.

       The equity compensation plans that have not been approved by our shareholders are the 2001 Stock Incentive Plan, the Janet F. Clark Stock Option Plan and the George B. Nilsen Stock Option Plan.

--------------------------------------------------------------------------------
COMPENSATION COMMITTEE REPORT:
--------------------------------------------------------------------------------

       Our compensation committee consists of four directors who are not employees or executive officers of the company. The members of the compensation committee in 2002 were Mr. Elson, who was chairperson and Messrs. Petersen, Jongebloed and Ms. Pressler.

OUR EXECUTIVE COMPENSATION PROGRAM

       Our executive compensation program reflects a policy of attracting and retaining highly qualified executives who strive to achieve outstanding individual performance and who collectively seek outstanding corporate and share price performance compared to that of peer group companies. The committee believes that Nuevo should seek executives who desire a work environment characterized by a high level of "at-risk" compensation, which rewards excellent performance and aligns overall compensation with the objectives of our stockholders. In 2001, we retained Towers Perrin to: (i) assist in the review of our existing compensation programs, (ii) identify the competitive positioning with respect to current market compensation practices and (iii) assist the company in revising its compensation design. We again retained Towers Perrin in 2002 to assure that our approach to compensation remained consistent with market practices. Accordingly, the compensation program adopted by us for our executives consists of the following elements:

               BASE SALARY. It is our position that base salaries should be competitive with the pay practices followed by our peer group.

               INCENTIVE BONUS. Bonuses are awarded at the discretion of the compensation committee. It is our goal that base pay and annual incentive bonus should be at or near the 50th percentile of our peer group. In 2002, the incentive bonus was based on three measures: stock price performance against the Company's peer group, attainment of personal objectives and meeting or exceeding stated financial plan objectives. In order to promote team focus, all employee bonuses in 2003 are tied to share performance and to financial plan objectives. Our executive management can earn a target bonus of 50% of base salary if all goals are attained. The plan provides for a maximum payout of 100% of base salary and a minimum payout of 0% of base salary.

               STOCK BASED COMPENSATION. We believe that the issuance of stock options, restricted shares or other stock based compensation properly aligns the interests of employees with our stockholders. The number of incentive shares granted to an employee is based on the committee's view of the employee's ability to positively impact the value of our results.

       During 1997, the compensation committee established a stock ownership program for our senior executives that provides incentives for each executive to achieve and maintain a targeted level of ownership of our common stock. Target levels of stock ownership are set by the compensation committee for each executive. Counted against this stock ownership are shares owned directly by the executive or owned beneficially through an immediate family member, shares acquired through the exercise of options and shares acquired through our deferred compensation and 401(k) plans. Shares that may be received upon exercise of options do not count toward the ownership objectives. Under the program, each executive's common stock ownership is reported to the committee twice a year. An executive's progress toward meeting stated ownership objectives is an important element of each executive's performance review. Upon meeting and maintaining the ownership target, the executive is eligible to receive an accelerated vesting schedule on all options granted on or before October 15, 2001.

OVERVIEW

       In 2002, the Company significantly reduced capital expenditures and expenses while generating a slight increase in production. This was accomplished through the termination of remaining outsourcing contracts and successfully transferring administrative, management information systems, human resources and marketing functions in-house. The Company successfully pursued its strategy to monetize non-core assets with the sale of properties east of the Rockies and in California. These actions contributed to lowering our general and administrative expenses in 2002 to $25.9 million, 29.9% lower than 2001.

       In addition, we acquired Athanor Resources, Inc. for approximately $100 million in cash and common stock. The Athanor acquisition increased our natural gas holdings and provided a new operational base outside of California.

       In determining compensation, the compensation committee continues to review on an individual level each executive's leadership in his area of expertise, and also evaluates years of service, experience level, position and general economic and industry conditions. However, no specific weighting is assigned to these factors. The committee also studies peer group compensation levels for comparable positions. The committee did not approve any executive salary increases for 2001, 2002 or 2003 but did approve a 2003 merit increase for non-executive employees. With respect to bonus compensation in 2002, the committee followed its historic policy of allocating a specific portion of the total compensation paid to executive officers as "at risk" compensation in order to emphasize pay for performance.

       In 2002, we amended our compensation arrangement with James L. Payne under which he receives a base salary of $400,000 payable quarterly in common stock. The amendment permits Mr. Payne to receive in cash the maximum amount for which a matching contribution may be made to the Company's 401(k) Retirement Plan. The amount was $12,000 in 2002. In addition, Mr. Payne received a bonus of $200,000, payable in our common stock based on the objective performance criteria set out by the compensation committee.

STOCK BASED COMPENSATION

       The compensation committee believes the stock options that it has granted in the past, and the stock based compensation granted in 2002, serve a valuable purpose by attracting and retaining key executives, and encouraging increased job performance by the recipients of such grants. The committee does not base the number of awards granted to executive officers on a predetermined formula, but rather on each individual's accomplishments, level of responsibility, and impact on our performance for the year.

       Ms. Clark, Messrs. Payne, Gobe, Nilsen and Murchison were granted a total of 25,000, 200,000, 50,000, 15,000 and 50,000 options in 2002, respectively. In addition, Ms. Clark and Messrs. Payne, Gobe, Nilsen and Murchison received 15,000, 60,000, 10,000, 15,000 and 10,000 restricted shares of the Company's stock respectively, which shares vest over a three-year term.

EXECUTIVE EMPLOYMENT CONTRACTS

       In October 2001, we entered into a compensation agreement with Mr. Payne, our chairman, president and chief executive officer. The agreement provides that Mr. Payne is employed on an "at will" basis and that his compensation will be paid in the form of our common stock in the following manner:

        -- BASE SALARY. A base salary at the rate of $400,000 per year. In 2003, the base salary will be paid as 36,036 shares of our stock. Such payment is made to Mr. Payne quarterly.
        -- ANNUAL BONUS. Mr. Payne receives an annual bonus between $0 and $400,000, paid in the form of common stock. In 2001, Mr. Payne received 3,024 shares based on the portion of the year that he had worked. In 2003, he received 15,371 shares which is the bonus attributable to 2002.
        -- OTHER. The agreement provided for reimbursement of certain temporary rental costs incurred by Mr. Payne in the initial three-month period.

       The employment contract that we entered into with Mr. Gobe in February, 2001 expired in February, 2003. Mr. Gobe and other key executives without employment contracts are entitled to the benefit discussed below if the executive is terminated without cause.

       In 1999, we entered into an employment agreement with Bruce K. Murchison. In the event that Mr. Murchison's employment is terminated for reasons other than just cause or his voluntary resignation, Mr. Murchison is entitled to receive two times his annual salary and average bonus. In addition, the outstanding stock options held by Mr. Murchison would vest and he would have 365 days to exercise the options.

       In 1999, we also entered into an employment agreement with John P. McGinnis. Mr. McGinnis's contract was identical to that of Mr. Murchison.

       In May 2002, the compensation committee adopted by resolution a benefit to designated key executives without employment agreements if such executive is terminated without cause. In the event of such termination, the executive is entitled to receive two weeks of base salary for each year of service and one week of base salary for each $10,000 of annual income. In addition, such employee's stock options vest with 365 days to exercise.

LONG-TERM INCENTIVE PLAN AWARDS

       We do not have a long-term incentive plan for our employees, other than the 1990 stock option plan, the 1993 stock incentive plan and the 1999 stock incentive plan. In addition, we adopted a broadly based plan in August 2001 under which 200,000 shares could be issued. This plan was amended in October 2002 to provide issuance of up to 450,000 shares. Under the 1990 stock option plan and the 1993 stock incentive plan, our executive officers, directors and employees are eligible to receive awards of stock options or of shares of stock or other awards which have a value which increases or decreases with the price of our stock. In addition to the awards under the 1990 stock option plan and the 1993 stock incentive plan, the 1999 stock incentive plan and the 2001 broadly based stock incentive plan permit the award of restricted stock, restricted stock units, performance share awards and performance units. We adopted individual stock incentive plans for Ms. Clark and Mr. Nilsen as inducements for employment. Ms. Clark's plan provided for the issuance of 150,000 stock options, while Mr. Nilsen's plan provided for the issuance of 75,000 stock options. All of the awards are designed to generate an increased incentive to contribute to our future success resulting in our enhanced value for the benefit of our stockholders.

CHANGE IN CONTROL BENEFIT

       On December 6, 2000, the board of directors adopted a resolution that would provide our key executive officers certain benefits in the event of termination of employment without cause within two years of a change of control. We are obligated to pay a termination benefit of three times the sum of base salary and average annual bonus. In the event that any benefit received in a change of control subjects the executive to the excise tax imposed by Section 4999 of the Internal Revenue Code, the executive is entitled to a tax gross up payment. This benefit is in lieu of any other severance or termination benefit that might otherwise be owed under an employment contract or our severance plan. The board authorized that this benefit be formalized in separate Severance Protection Agreements with each key executive officer.

DEFERRED COMPENSATION PLAN

       During 1997, we adopted the Nuevo Energy Deferred Compensation Plan to encourage senior executive officers to personally invest in our shares. Executives at the level of vice president and above are eligible to participate in the plan. The plan allows those executives designated by the committee to defer all or a portion of their annual salaries and bonuses. The plan was amended in December 2001 to provide the executives the alternative of investing in our common stock, a money market account or other investment alternatives. The amended plan also removed the 25% discount to market price that had previously been contained in the deferred compensation plan for purchase of our common stock.

       The compensation committee establishes stock ownership targets for each of the company's executives other than Mr. Payne who receives all of his compensation in our common stock. The executive may satisfy the ownership requirement by directly investing in our common or by indirectly investing in us through our 401(k) plan and deferred compensation plan. The actual investment does not include shares, which may be issued pursuant to stock options. The actual investment and target investment for each executive is as follows:

                                                              TARGET
NAME                                    ACTUAL INVESTMENT   INVESTMENT
----                                    -----------------   ----------
Phillip A. Gobe......................       $320,545         $825,000
Janet F. Clark.......................        115,590          487,500
George B. Nilsen.....................         81,134          350,000
Bruce K. Murchison...................        365,544          320,000
John P. McGinnis.....................        270,627          320,000

REVISIONS TO STOCK BASED COMPENSATION

       DIRECTOR COMPENSATION. In 1999, the compensation committee adopted changes to the compensation paid to non-employee directors in order to encourage greater stock ownership by directors and to bring director compensation in line with the compensation paid by peer group companies.

       Each non-officer director is entitled to receive an annual cash retainer of $30,000, but may elect to receive all or a portion of the retainer in shares of restricted stock. Elections are made in 25% increments and, to encourage director ownership, the director receives a 33% increase in value for the amount invested in restricted stock. For example, a director will receive $9,975 in restricted stock for each $7,500 of compensation invested. Three of our directors elected to receive all restricted shares, three directors elected to receive a cash retainer and one took a combination of cash and restricted shares in 2002.

       In addition to the retainer, non-officer directors receive a semi-annual grant of 1,250 restricted shares of our common stock and 1,750 ten-year options to purchase common stock. Beginning in 2003, non-officer directors will receive a semi-annual grant of 2,215 restricted shares of our common stock subject to a three-year restricted period and directors will have the option to roll over this period until their retirement from the board. Upon recommendation of the compensation committee, the board eliminated the semi-annual grant of 1,750 ten-year options to purchase the company's stock. The board approved the recommendation that directors receive $1,000 and committee chairpersons receive $1,500 for each committee meeting attended.

                                                  CHARLES M. ELSON, CHAIRMAN
                                                  ISAAC ARNOLD, JR.
                                                  GARY R. PETERSEN
                                                  SHERYL K. PRESSLER

--------------------------------------------------------------------------------
AUDIT COMMITTEE REPORT:
--------------------------------------------------------------------------------

       The audit committee of the board is responsible for providing independent, objective oversight of our accounting functions and internal controls. The audit committee, composed of four directors, meets the independence requirements of the New York Stock Exchange listing standards. The audit committee operates under a written charter approved by the board of directors. A copy of the charter which was amended to address regulatory and legislative requirements recently adopted is attached to this Proxy Statement as Exhibit B.

       Management is responsible for our internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

       In connection with these responsibilities, the audit committee met with management and the independent accountants to review and discuss the audited financial statements as of and for the year ended December 31, 2002. The audit committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The audit committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with the independent accountants that firm's independence.

       Based upon the audit committee's reviews and discussions referred to above, the audit committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

       During the fiscal year 2002, we retained KPMG LLP as our principal auditor to provide services in the following categories and paid them the following amounts:


---------------------------------------------------------
 Audit related(1)                           $439,000
 Tax services                                231,435
 Other                                            --

------------------

(1) Audit fees include fees paid to KPMG LLP for the re-audit of our 2001 financial statements that were previously audited by Arthur Andersen LLP.

       The audit committee has considered the provision of non-audit services by KPMG LLP is compatible with maintaining auditor independence.

       The foregoing report is provided by the following directors who constitute the audit committee.

                                         THE AUDIT COMMITTEE

                                         J. FRANK HAASBEEK, CHAIRMAN
                                         ROBERT L. GERRY III
                                         JAMES T. JONGEBLOED
                                         SHERYL K. PRESSLER

--------------------------------------------------------------------------------
PERFORMANCE GRAPH
--------------------------------------------------------------------------------

       The following graph compares the yearly percentage change in our cumulative total stockholder return on our common stock to the total return on the New York Stock Exchange and the cumulative total return on common stock of a peer group of oil and gas exploration and production companies selected by us from January 1, 1998 until December 31, 2002. (the "Peer Group")

NUEVO ENERGY CHART

                              [NUEVO ENERGY CHART]

--------------------------------------------------------------------------------------------------------------
                           1997           1998           1999           2000           2001           2002
--------------------------------------------------------------------------------------------------------------
 Nuevo                    100.00          28.22          46.01          42.49          36.81          27.24
 NYSE Market Index        100.00         118.99         130.30         133.40         121.52          99.27
 Peer Group               100.00          45.75          63.49         129.56          95.76         100.36

       Our Peer Group includes the following companies: Berry Petroleum, Chesapeake Energy, Cimarex Energy (merger of Helmerick & Payne and Key Production), Denbury Resources, Forest Oil, Mangum Hunter Resources, Meridian Resources, Patina Oil and Gas, Plains Resources, Pogo Producing, Range Resources, St. Mary's Land & Exploration, Stone Energy, Swift Energy, Tom Brown, Vintage Petroleum and Westport Resources.

--------------------------------------------------------------------------------
 PROPOSAL II. RATIFICATION OF THE SELECTION OF OUR 2003 AUDITORS:

       KPMG LLP has been recommended by the audit committee of the board for reappointment as independent auditors for the Company.

       The board of directors has appointed KPMG LLP for the examination of the accounts and audit of our financial statements for the year ending December 31, 2003. At the annual meeting, the board of directors will present a proposal to the stockholders to approve and ratify the engagement of KPMG. A representative of KPMG will be present and will have the opportunity to make a statement, if he desires, and to respond to appropriate questions. An adverse vote will be considered as a direction to our audit committee to select other auditors in the following year.

--------------------------------------------------------------------------------
 PROPOSAL III. RATIFICATION OF STOCK INCENTIVE PLANS:

       In addition to our shareholder approved stock incentive plans of 1990, 1993 and 1999, in 2001, the board of directors adopted a broadly based stock incentive plan, which was amended in October 2002. Under this plan the company can issue 450,000 shares of company common stock provided that a majority of the shares are awarded to its employees other than officers or directors. In addition, the company adopted individual stock incentive plans for Ms. Clark and Mr. Nilsen comprised of 150,000 and 75,000 shares, respectively as material inducements to enter into employment with the company. The board of directors was permitted to adopt such plans without shareholder approval under existing New York Stock Exchange rules.

       The board desires that the shareholders approve and ratify the 2001 broadly based plan, as amended, and the individual employment inducement plans. An adverse vote shall be taken into consideration by our compensation committee when evaluating the issuance of incentive stock awards in the future.

                                                                       EXHIBIT A

                              NUEVO ENERGY COMPANY

               CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE
                           OF THE BOARD OF DIRECTORS

       This Nominating and Governance Committee Charter (the "Charter') sets forth the purpose and membership requirements of the Nominating and Governance Committee (the "Committee") of the Board of Directors (the "Board") and establishes the authority and responsibilities delegated to it by the Board.

1. PURPOSE. The Committee exists to assist the Board in the identification of individuals qualified to become members of the Board and to make recommendations to the Board regarding the nominees for director in connection with the Company's annual meeting of stockholders. The Committee also has the responsibility for developing and recommending to the Board the Company's Corporate Governance Policy, recommending any modifications or amendments thereto and taking a leadership role in shaping the Company's corporate governance.

2.  QUALIFICATIONS OF MEMBERS.

     2.1. COMPOSITION. The Committee shall consist of three (3) or more members of the Board. Annually, or more often if vacancies occur, the Chairman shall make recommendations to the Board as to the composition of the Committee. The full Board shall designate members of the Committee and its Chairman and shall select only qualified, independent directors to serve on the Committee.

     2.2. INDEPENDENCE. Each member of the Committee shall be independent. To be "independent," a director may not have a relationship with the Company or its management or a private interest in the Company that in any way may interfere with the exercise of such director's independence from the Company and its management. In addition, each member of the Committee must meet the independence requirements of the New York Stock Exchange and applicable state and federal law, including the rules and regulations of the SEC, including the following requirements:

           2.2.1. No director qualifies as "independent" unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), other than such director's capacity as a member of the Board, the Committee or any other Board committee.

           2.2.2. No director who is a former employee of the Company or any affiliate of the Company shall be considered "independent" until five years after such employment has ended. A director that was employed by a former parent or predecessor of the Company shall not be considered "independent" until five years after the relationship between the Company and the former parent or predecessor has ended.

           2.2.3. No director who is, or in the past five years has been, affiliated with or employed by a present or former External Auditor of the Company (or present or former external auditor of any of the Company's affiliates) shall be considered "independent" until five years after the end of either the affiliation or the auditing relationship.

           2.2.4 No director shall be considered "independent" if such director is, or in the past five years has been, employed by any company for which any officer of the Company serves or served as a member of its compensation committee (or, in the absence of a compensation committee, the board committee performing equivalent functions, or, in the absence of such committee, the board of directors) during the time that such director is or was so employed.

           2.2.5. Directors with immediate family members in the categories described in Section 2.2.2, 2.2.3 and 2.2.4 are likewise subject to the applicable five-year "cooling off" provisions of those Sections for purposes of determining "independence." However, employment of an immediate family member of a director in a non-officer position (as defined with reference to Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, or any successor rule) does not preclude the Board from determining that such director is "independent." The term "immediate family member" includes a person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than such person's employees) who shares such person's home.

           The determination as to each Committee member's independence, including any basis for the Board's determination that a relationship is not material, shall be disclosed in the Company's proxy statement prepared in connection with its annual meeting of stockholders.

3.  MEETINGS.

     3.1. PERIODIC MEETINGS. The Committee shall meet at least twice annually. Special meetings shall be called from time to time, as the circumstances dictate in the judgment of the Board or the Committee.

     3.2. MINUTES. Minutes of each meeting of the Committee shall be kept to document the discharge by the Committee of its responsibilities and a copy thereof shall be sent to the members of the Board.

     3.3. QUORUM. A quorum shall consist of at least one-half of the Committee's membership, but no fewer than two persons. All action taken by the Committee shall be deemed approved on the vote of a majority of its members. However, nominations for directors that are submitted to the Board must be approved by the two-thirds vote of the standing members of the Committee.

     3.4. ACTION BY UNANIMOUS WRITTEN CONSENT. Unless otherwise restricted by the Certificate of Incorporation or the Bylaws of the Company, any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting, if all members of the Committee, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Committee.

4.  BOARD AND COMMITTEE MATTERS.

     4.1. NOMINEE CRITERIA AND QUALIFICATIONS. The Committee shall consider the personal characteristics and core competencies as set out in the corporate governance principles when evaluating persons to be nominated for election to the Board, taking into account the composition of the Board as a whole. In addition, the Committee shall consider a candidate's qualification as "independent," as well as a candidate's depth of experience and availability, the balance of the business interest and experience of the incumbent or nominated directors, and the need for any required expertise on the Board or one of its committees. With respect to incumbent members of the Board, the Committee shall also consider the performance of the incumbent director.

     4.2. IDENTIFICATION OF CANDIDATES TO BE PRESENTED TO SHAREHOLDERS. The Committee shall identify and recruit candidates to serve on the Board of Directors. Prior to the annual meeting, a slate of candidates shall be recommended to the Board as qualified persons to be nominated for election or re-election as directors. In connection therewith, the Committee shall consider suggestions for Board nominees submitted by shareholders in accordance with the notice provisions and procedures set forth in the Company's organization documents. The Committee shall consider recommendations by the CEO who shall be included in the process on a non-voting basis.

     4.3. CONSULTANT. The Committee shall have the authority to retain, at the Company's expense, a search firm as it deems necessary to fulfill its responsibilities. The Committee shall have sole authority to approve any such search firm's fees and other terms of retention.

     4.4. MATTERS AFFECTING DIRECTORS. The Committee shall evaluate the Company's policies relating to the recruitment of directors, including compensation and director and officer's insurance, as well as indemnification protections provided in the Company's organizational documents, and make recommendations to the Board or any appropriate Board committee regarding such matters.

     4.5. BOARD COMPOSITION AND STRUCTURE. The Committee shall review and make recommendations to the Board regarding Board composition and structure, including among other matters: recommending the term of office for directors, whether or not the Board should be classified according to terms and the advisability of shareholder protection plans.

     4.6. ORIENTATION AND EDUCATION. The Committee shall oversee a director orientation and may recommend continuing education for all new directors and, to the extent deemed necessary by the Committee, for incumbent directors.

     4.7. SUBCOMMITTEES. The Committee may delegate authority and responsibilities to subcommittees as it deems proper.

5.  EXECUTIVE OFFICER MATTERS.

     5.1. MANAGEMENT SUCCESSION. The Committee shall receive periodically from the CEO recommendations regarding the CEO's successor, the development of other executive talent and the executive management needs of the Company.

     5.2. CEO SUCCESSION. The Committee shall recommend to the Board a successor to the CEO when a vacancy occurs.

     5.3 APPOINTMENT OF OFFICERS. The Committee shall review the CEO's appointment of SEC reporting officers ("SEC reporting officers" are those officers that file Forms 3 and 4 with the SEC under Section 16 of the Securities Exchange Act of 1934) and make recommendations to the Board with respect to such persons to be elected officers by the Board and review any proposed personnel changes involving such officers.

6.  CORPORATE GOVERNANCE OVERSIGHT.

     6.1 CORPORATE GOVERNANCE POLICIES. The Committee shall periodically review the Company's policies and programs in such areas as: Code of Business Conduct and Ethics, Charitable Contributions, Corporate Communications Policy, and Political Action/Legislative Affairs. The Committee shall periodically review the corporate governance principles to determine if changes are required.

          The Committee shall also make recommendations to the Board with respect to any changes, amendments and modifications that the Committee deems desirable.

7.  REPORTS AND ASSESSMENTS.

     7.1. BOARD REPORTS. The Chairman will report from time to time to the Board on Committee actions and on the fulfillment of the Committee's responsibilities under this Charter.

     7.2. COMMITTEE SELF-ASSESSMENT. The Committee shall annually review and make a self-assessment of its performance, which shall include eliciting input from management, the Board and the General Counsel on the performance of the Committee.

     7.3. ASSESSMENT OF BOARD. The Committee shall annually develop and oversee an assessment of the full Board by collecting comments and evaluations for each director and any other constituents the Committee deems relevant to such assessment.

                                                                       EXHIBIT B

                              NUEVO ENERGY COMPANY

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. AUDIT COMMITTEE PURPOSE

       The Audit Committee (the "Committee") of Nuevo Energy Company (the "Company") is a committee of the Board of Directors. The Committee shall consist of at least three directors, who shall meet the independence and experience requirements of the Company's Corporate Governance Principles, the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission (the "Commission"). The Committee's function is to assist the Board in fulfilling its oversight responsibilities relating to the Company's corporate accounting and financial reporting practices. In fulfilling this function, the Committee's primary duties and responsibilities are to:

        -- Serve as an independent and objective party to oversee the integrity of the Company's financial statements and to monitor the Company's financial reporting process and systems of internal controls regarding financial, accounting, and legal compliance.
        -- Monitor the independence and performance of the Company's independent auditors and internal auditing function.
        -- Provide an avenue of communication between the Board of Directors and the independent auditors, management and the internal auditor.
        -- Report actions of the Committee to the Board of Directors with such recommendations as the Committee may deem appropriate.

       The Committee shall be empowered to conduct or cause to be conducted any investigation appropriate to fulfilling its responsibilities, and shall have direct access to the independent auditors, internal auditor and Company employees as necessary. The Committee shall be empowered to retain, at the Company's expense, special legal, accounting, or other consultants or experts as the Committee deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

       Committee members shall meet the requirements, as may be amended from time to time, of (1) the New York Stock Exchange, (2) the Commission, and (3) the Nuevo Energy Company Corporate Governance Guidelines. Committee members, including the Audit Committee Chair, shall be appointed by the Board of Directors.

       The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. If the Audit Committee Chair is not present, the members of the Committee may designate a Chair of the meeting by majority vote of the Committee membership. The Committee may meet in executive session, and shall do so at least annually. The Committee may meet privately with management, the internal auditor, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed privately.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

       Proxy Report

       1. Prepare the Audit Committee Report required by the rules of the Commission to be included in the Company's annual proxy statement.

        Review Procedures

       2. Review with management, the independent auditors and the internal auditors, the Company's year-end financial results prior to the release of earnings and the Company's year-end financial statements prior to filing or distribution. Such review shall also include the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Discuss with management, the independent auditors and the internal auditors any significant issues or findings or any changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with the Statement on Auditing Standards No. 61, as amended. Recommend to the Board of

Directors whether or not the audited financial statements should be included in the Company's Annual Report on Form 10-K for the last fiscal year.

       3. Review with management, the independent auditors and the internal auditors, (i) the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution and (ii) the operation of the Company's internal controls and any special steps adopted in light of material control deficiencies. Discuss with management, the independent auditors and the internal auditors any significant findings or any changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with the Statement on Auditing Standards No. 61, as amended.

       4. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls including computerized information system controls and security. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditors together with management's responses, including the status of previous recommendations.

       5. Review and discuss earnings, financial guidance and other press releases of a material financial nature.

       6. Although it is the job of the CEO and senior management to assess and manage the Company's exposure to risks, the Audit Committee shall discuss guidelines and policies to govern the process by which risk assessment and risk management is addressed.

       7. Review with the independent auditor any audit problems or difficulties and management's response and resolve disagreements between auditors and management.

       8. Approve the hiring of any employee or former employee of the independent auditor.

       9. Regularly report to the full board on its activities including any issues with respect to the quality or the integrity of the Company's financial statements, legal compliance or the performance of the independent auditor or internal audit function.

       10. Prepare and conduct an annual performance evaluation of the Audit Committee.

       11. Review and periodically recommend modifications to the code of ethics for senior financial officers.

       12. Review disclosures made to the Audit Committee by the Company's CEO and CFO during the certification process for the Form 10-K and 10-Q concerning significant deficiencies or material weaknesses in internal controls and any fraud.

        Independent Auditors

       13. Confirm with the independent auditors their ultimate accountability to the Audit Committee and the Board of Directors. Review the performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

       14. Retain and terminate the independent auditor and approve the compensation and terms of the audit engagement and other significant compensation to be paid to the independent auditors. Periodically discuss current year non-audit services performed by the independent auditors and review and pre-approve all permitted non-audit service engagements.

       15. Oversee the independence of the independent auditors by, among other things, (1) on an annual basis, receiving from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, that could impair the auditors' independence; (2) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountants; and (3) recommending to the Board of Directors the appropriate action to be taken in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

       16. Review the independent auditors' audit plan and engagement letter and discuss with the independent auditors and the internal auditor the scope of the audit, staffing, locations, reliance upon management, and internal audit and general audit approach.

       17. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting, including critical accounting policies and practices used by the Company, GAAP alternatives discussed with management (including the ramifications and the auditor's preferred treatment) and material written communications.

       18. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934, addressing the reporting of illegal acts, has not been implicated.

        Internal Audit Department and Legal Compliance

       19. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal auditor. The internal auditor function shall be responsible to senior management, but shall have a direct reporting responsibility to the Board of Directors through the Committee.

       20. Review and approve the appointment, performance, and replacement of the internal auditor or the entity retained to provide internal audit services.

       21. Review a summary of findings from completed internal audits and, where appropriate, review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

       22. Discuss any difficulties encountered in the course of internal audits, including any restrictions on the scope of work or access to required information.

       23. Assure that no internal audit functions are outsourced to the Company's independent auditor.

       24. Review with the General Counsel the results of his/her review of the Company's compliance with the Company's code of conduct.

       25. On at least an annual basis, review with the Company's legal counsel any legal matters that could have a significant impact on the Company's financial statements or the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

        Other Audit Committee Responsibilities

       26. Review with financial management and the independent auditor filings with the SEC which contain or incorporate by reference the Company's financial statements and consider whether the information in these documents is consistent with information contained in the financial statements.

       27. The Committee shall establish procedures to (i) receive, process, retain and treat complaints received by the Company regarding accounting, internal audit controls or auditing matters and (ii) the confidential and anonymous submission by employees of concerns regarding questionable accounting or audit practices.

       28. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board of Directors for approval.

       29. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

       30. Review policies and procedures with respect to executive officers' expense accounts and prerequisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditors or the independent accountant.

       32. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

       The Audit Committee shall also undertake such additional activities within the scope of its primary functions as the Committee may, from time to time, determine or as may otherwise be required by law, the Company's bylaws or charter or Board of Directors. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors of the Company. While the Audit Committee has the responsibilities and powers set forth by this charter, it is the responsibility of management to prepare the financials and it is the responsibility of the independent auditor to plan or conduct audits or to determine that the Company's financial statements are complete and accurate in accordance with generally accepted accounting principles.

       The material in this charter is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company, under the Securities Exchange Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE.



                  FOR all
                  nominees
                   listed
                   below      WITHHOLD
                  (except    AUTHORITY
                 as marked    for all
                   to the     nominees
                 contrary     listed    NOMINEES FOR DIRECTOR: Isaac Arnold, Jr.                             FOR   AGAINST   ABSTAIN
                   below)      below                           Charles M. Elson
                                                               Robert L. Gerry III  2. PROPOSAL to ratify    [ ]     [ ]       [ ]
1. Election of                                                 J. Frank Haasbeek       the appointment of
   Directors       [ ]          [ ]                            James T. Jongebloed     KPMG LLP as the
                                                               James L. Payne          Company's
(INSTRUCTION: To withhold authority to                         Gary R. Petersen        independent auditors
vote for one or more of the nominees,                          Sheryl K. Pressler      for the fiscal year
write the name of the nominee in the                                                   ending December 31,
space provided.)                                                                       2003.

                                                                                    3. PROPOSAL to ratify    [ ]     [ ]       [ ]
---------------------------------------                                                the 2001 broadly
                                                                                       based stock
                                                                                       incentive plan as
                                                                                       amended, and the
                                                                                       individual
                                                                                       employment
                                                                                       inducement stock
                                                                                       incentive plans.

                                                                                    4. In their discretion, the proxies are
                                                                                       authorized to vote with respect to approval
                                                                                       of the minutes of the last meeting of
                                                                                       stockholders, the election of any person as
                                                                                       a director if a nominee is unable to serve or
                                                                                       for good cause will not serve, matters
                                                                                       incident to the conduct of the meeting, and
                                                                                       upon such other matters as my properly come
                                                                                       before the meeting.



SIGNATURE(S)                                               DATE             2003                             [ ]     [ ]       [ ]
            ---------------------------------------------       -----------
NOTE: Please sign this exactly as your name appear(s) on this proxy, when signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

REVOCABLE PROXY

                              NUEVO ENERGY COMPANY

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NUEVO ENERGY COMPANY ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
               MAY 21, 2003 AND AT ANY OTHER ADJOURNMENT THEREOF.


The undersigned, being a stockholder of the Company as of April 4, 2003, hereby authorizes James L. Payne and Janet F. Clark or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Four Seasons Hotel, 1300 Lamar, Houston, Texas 77010, on Wednesday May 21, 2003 at 9:00 a.m., Central Daylight Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

The Board of Directors recommends that you vote FOR the Board of Directors' nominees listed above and FOR Proposals 2 and 3. Shares of common stock of the Company will be voted as specified. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of the Stockholders of the Company called for May 21, 2003, a Proxy Statement for the Annual Meeting and the 2002 Annual Report to Stockholders (which may have been previously mailed).

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.